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              [LETTERHEAD OF M.R. WEISER & CO. LLP APPEARS HERE]


                                                                    Exhibit 16.1

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549



Gentleman:



We have read and agree with the wording contained in the Experts' Section of Form S-1 of Boron LePore & Associates, Inc. dated June 30, 1997.



                                                     /a/ M.R. Weiser & Co. LLP
                                                     -------------------------
                                                     M.R. WEISER & CO. LLP

Edison, NJ
June 30, 1997